For Immediate Release:

Contact: Peerless Systems Corporation: William Neil Acting CEO and Chief Financial Officer (310) 297-3146

Peerless Systems Announces Results for the Third Quarter Fiscal 2009

Selected Highlights:

•	Revenues of $1.6 million and a net loss of $1.2 million for the quarter

•	Quarter negatively impacted by $0.7 million in severance expense and $0.7 million change in California tax code

•	One block license totaling $0.6 million signed during the quarter

•	Staffing levels reduced 40% during the quarter

•	Peerless continues pursuit of acquisitions and mergers

EL SEGUNDO, Calif., December 11, 2008 — Peerless Systems Corporation (Nasdaq: PRLS), a licensor of imaging and networking technologies to the digital document market, today reported financial results for its third fiscal quarter ended October 31, 2008.

Third Quarter Results

Third quarter revenues were $1.6 million versus $7.4 million in the third quarter a year ago, and $3.3 million in the second quarter of fiscal 2009.  Product licensing revenue was $1.3 million compared with last year’s third quarter of $4.9 million and $3.1 million in the second quarter of fiscal 2009.  Engineering services and maintenance revenue was $0.3 million versus $2.5 million in the third quarter a year ago and $0.2 million in the second fiscal quarter of 2009.  The third quarter of fiscal 2008 included $2.2 million  of services revenue from Kyocera Mita Corporation (“KMC”) which ended with the sale of assets and transfer of 38 engineers and support staff to KMC at the end of the first quarter this fiscal year.

Peerless signed one block license agreement valued at $0.6 million in the third quarter, all of which was recognized as revenue during the quarter.

Third quarter gross margin was 57.4% compared with 60.1% in the third quarter last year and gross margin of 50.4% in this year’s second fiscal quarter.  The decrease from last fiscal year’s third quarter is primarily attributable to lower margin licensing sales due to a higher ratio of third-party technology sales to Peerless technology sales.

Research and development expenses for the third quarter were $0.1 million, or 7.6% of revenue, a reduction of approximately $1.2 million compared with last year’s third quarter R&D expenses of $1.3 million, or 17.2% of revenue.  The year-over-year decline in R&D expenses resulted from a reduction earlier this year in workforce.  R&D expenses in this year’s second quarter were $0.4 million, or 11.0% of revenue.  Sales and marketing expenses were $0.3 million, or 16.8% of revenue, versus $0.6 million, or 8.4% of revenue, in last year’s third quarter, and $0.4 million, or 12.3% of revenue, in the second quarter of fiscal 2009.

General and administrative expenses were $0.9 million, or 55.8% of revenue, compared with $1.5 million, or 20.0% of revenue, in the third quarter last year and $2.0 million, or 59.5% of revenue, in the 2009 second fiscal quarter.  G&A expenses in this year’s third quarter were lower compared to last year as a result of the reduction in executive staffing made during the third quarter of this fiscal year and the lower utilization of professional services.   Second quarter of fiscal 2009 general and administrative expenses included professional fees associated with the KMC transaction and restructuring efforts.

Peerless reported a third quarter fiscal 2009 net loss of $1.2 million, or $0.06 per basic share, versus net income of $1.3 million, or $0.07 per basic and diluted share, in fiscal 2008’s third quarter.  As a result of the recent change in California tax code limiting the current use of research and development tax credits that have been carried forward, the Company incurred an additional  $0.7 million expense for the fiscal year to date profits.   The Company reported during the second quarter of fiscal year 2009 a loss of $0.5 million or $0.03 per basic share.

Peerless ended the quarter with cash and cash equivalents of $48.9 million compared with $55.1 million at the end of the previous quarter and $23.1 million at the end of fiscal 2008.  The decline in cash and cash equivalents from the last quarter was primarily due to the payment of taxes on the gain associated with the KMC transaction recorded in the first quarter and the share buyback program implemented at the end of this fiscal year’s second quarter.  Through the end of the third quarter the Company has purchased 1,021,471 shares of Peerless common stock for approximately $1,930,580 under its previously announced stock repurchase plan.

Management Commentary

“The third quarter results reflect the efforts of our restructuring,” said William Neil, Acting Chief Executive Officer and Chief Financial Officer. “Excluding restructuring expenses, which were primarily severance costs and the expense associated with the change in the California tax code  the net loss would have been approximately $12,000 even though there was a 52% decrease in sales from the previous quarter.  During the quarter we made a 40% reduction in staffing, but as a result of the timing of the reductions the impact is not fully reflected in this quarter’s performance.  We are continuing to evaluate our requirements to properly support our existing customer base and to meet the requirements of a publicly traded company.”

Neil added “We continue the efforts to identify investment opportunities that offer compelling prospects for growth and profitability.  With the expanded parameters of our acquisition strategy a number of candidates have been and are currently being evaluated.  A consultant has been retained to assist the Board in the identification of investment opportunities.  I believe that the consultant will be valuable in narrowing the field of opportunities that exist in the current market. ”

About Peerless Systems Corporation

Founded in 1982, Peerless Systems Corporation historically licensed imaging and networking technologies to the digital document markets, which include manufacturers of color, monochrome and multifunction office products and digital appliances.  Effective April 30, 2008, Peerless sold its imaging and networking technologies and certain other assets to KMC.  Peerless retained the rights to continue licensing these technologies to customers in the digital document markets.  As a result of the sale, Peerless intends to use its cash on hand to actively pursue investment opportunities that result in enhanced shareholder value.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995

Statements included herein may constitute “forward-looking statements,” which relate to future events, future performance or financial condition. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Peerless Systems Corporation’s filings with the Securities and Exchange Commission. All information in this release is as of December 11, 2008. Peerless Systems Corporation undertakes no duty to update any forward-looking statements made herein.

- Financial tables follow -

PEERLESS SYSTEMS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended
	October 31,
	2008			2007

Revenues:
Product licensing		$1,299	79.6%	$4,914	66.1%
Engineering services and maintenance		333	20.4%	2,515	33.9%
Total revenues		1,632	100.0%	7,429	100.0%
Cost of revenues:
Product licensing		526	32.2%	1,683	22.7%
Engineering services and maintenance		170	10.4%	1,278	17.2%
Total cost of revenues		696	42.6%	2,961	39.9%
Gross margin		936	57.4%	4,468	60.1%
Operating expenses:
Research and development		124	7.6%	1,281	17.2%
Sales and marketing		274	16.8%	623	8.4%
General and administrative		911	55.8%	1,483	20.0%
Restructuring		744	45.6%	-	0.0%
Total operating expenses		2,053	125.8%	3,387	45.6%
Income (loss) from operations		(1,117)	(68.4)%	1,081	14.5%
Other income (expense)		352	21.5%	203	2.7%
Income (loss) before income taxes		(765)	(46.9)%	1,284	17.2%
Provision for income taxes		398	24.3%	5	0.0%
Net income (loss)		$(1,163)	(71.3)%	1,279	17.2%

Basic earnings per share	$	(0.06)		$0.07
Diluted earnings per share		$(0.06)		$0.07

Weighted average common shares outstanding – basic		18,115		17,371
Weighted average common shares outstanding – diluted		18,115		18,134

PEERLESS SYSTEMS CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Nine Months Ended
	October 31,
	2008		2007
Revenues:
Product licensing	$5,148	62.7%	$11,422	59.8%
Engineering services and maintenance	3,059	37.3%	7,696	40.2%
Total revenues	8,207	100.0%	19,118	100.0%
Cost of revenues:
Product licensing	4,769	58.1%	2,764	14.5%
Engineering services and maintenance	1,675	20.4%	4,896	25.6%
Total cost of revenues	6,444	78.5%	7,660	40.1%
Gross margin	1,763	21.5%	11,458	59.9%
Operating expenses:
Research and development	1,430	17.5%	3,649	19.1%
Sales and marketing	1,330	16.2%	1,910	10.0%
General and administrative	6,551	79.8%	4,818	25.2%
(Gain) Loss on sale of operating assets	(32,912)	(401.0)%	-	0.0%
Restructuring	1,941	23.6%	-	0.0%
Total operating expenses	(21,660)	(263.9)%	10,377	54.3%
Income from operations	23,423	285.4%	1,081	5.7%
Other income (expense)	848	10.3%	595	3.1%
Income before income taxes	24,271	295.7%	1,676	8.8%
Provision for income taxes	10,593	129.1%	13	0.1%
Net income	$13,678	166.7%	1,663	8.7%

Basic earnings per share	$0.76		$.10
Diluted earnings per share	$0.74		$.09

Weighted average common shares outstanding – basic	17,925		17,274
Weighted average common shares outstanding – diluted	18,367		18,150